EXHIBIT  99.2

INVESTMENT SUPPORT AGREEMENT

This Investment Support Agreement dated as of October 5, 2007 by and between DIASYS CORPORATION, a Delaware corporation with a principal place of business at 21 West Main Street, Waterbury, Connecticut 06702 (the "Company"), and MORRIS SILVERMAN, an individual, with an address at MS Management Corp., 790 Estate Drive, Suite 100, Deerfield, IL 60015 (the "Investor").

Inconsideration of the investment being made by the Investor pursuant to the Investment Agreement between the parties being entered into concurrently herewith, the Company agrees that it will pay to the Investor the sum of Six Hundred Sixty Seven Dollars ($667) per month for a period of 12 months, commencing November1, 2007 and continuing on the first day of each month through October 1, 2008.

As collateral security for the obligations of the Company hereunder, the Company hereby grants to the Investor a first lien and security interest in all of the assets of the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

COMPANY:

DIASYS CORPORATION

By:  /s/ FREDERIC H. NEIKRUG

Frederic H. Neikrug, President

INVESTOR:

/s/ MORRIS SILVERMAN

Morris Silverman